Exhibit 12.1

kron | Atlanta | Beijing | Belize | Boston | British Virgin Islands

Canada | Cape Town | Cleveland | Curitiba | Djibouti | Dubai | Guangzhou

Hartford | Hong Kong | Jericho | Johannesburg | London

Los Angeles | Miami | Mexico City | Milan | Moscow | Naples | New York

Nyon | Orange County | Orlando | Osaka | Panama City | Paris | Rome | San Diego

San Francisco | Seadoone | Seychelles | Shanghai | St. Petersburg

Tel Aviv | Tokyo | Trinidad and Tobago | Washington, D.C | Wilmington

www.ckrlaw.com

February 8, 2018

To the Board of Directors

Hightimes Holding Corp.

10990 Wilshire Blvd., Penthouse

Los Angeles, CA 90024-3898

Re:	Hightimes Holding Corp.
Registration Statement on Form 1-A File No. 024-10794

Ladies and Gentlemen:

We are acting as counsel to Hightimes Holding Corp., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of a Registration Statement on Form 1-A, File No. 024-10794 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement of up to 4,545,454 shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares.  For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Certificate of Incorporation, as amended to date, the Company’s By-laws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares.  We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued, delivered and paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Experts” in the prospectus constituting a part thereof.

Very truly yours,

/s/ CKR Law LLP